Exhibit 28 (h)(21) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

TWENTY-EIGHTH AMENDMENT TO

AGENCY AGREEMENT FOR SECURITIES LENDING TRANSACTIONS

BETWEEN

EACH OF THE REGISTERED INVESTMENT COMPANIES

ON BEHALF OF ITS RESPECTIVE SERIES COMPANIES LISTED ON EXHIBIT B

AND

CITIBANK, N.A.

This Amendment (the “Amendment”) dated as of June 1, 2019, is between each of the registered investment companies on behalf of its respective series companies, if any, listed on Exhibit B thereto (each a “Fund”), and Citibank, N.A. (“Bank”).

Reference is made to an Agency Agreement for Securities Lending Transactions dated October 4, 2004 by and between certain of the Funds and the Bank, as amended from time to time, and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). The Funds and the Bank both desire to amend the Agreement to provide for the addition of new Funds to the Agreement.

For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.       Definitions. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

2.       Amendments.

(a)	The Agreement is hereby amended by deleting Exhibit B (List of Registered Investment Companies) thereto in its entirety and substituting the Exhibit B attached hereto, respectively, therefore. Federated Adviser Series is adding Federated Hermes Engagement High Yield Credit Fund which is due to become effective in September, 2019.

3.       Miscellaneous. Except to the extent specifically amended by the Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Agreement and the other documents and certificates referred to in the Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and superseded all prior and current understanding and agreements, whether written or oral. The Amendment shall be construed in accordance with the laws of the State of New York.

4.       Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Agreement as an instrument under the seal by their duly authorized officers by affixing their signatures below.

Each registered investment company on behalf of its respective series as listed on Exhibit B, severally and jointly	CITIBANK, N.A.

By: /s/ Deborah M. Molini	By: /s/ Richard Kissinger
Name: Deborah M. Molini	Name: Richard Kissinger
Title: Assistant Treasurer	Title: Director

Exhibit B

This Exhibit is attached to and made part of the Agency Agreement for Securities Lending Transactions dated the 4th day of October, 2004, as amended from time to time, is between each of the registered investment companies on behalf of its respective series companies, if any, listed on Exhibit B and Citibank, N.A.

Registered Investment Companies and Respective Series Companies

Federated Adjustable Rate Securities Fund

Federated Adviser Series

Federated Hermes Absolute Return Credit Fund

Federated Emerging Markets Equity Fund

Federated Hermes Global Equity Fund

Federated Hermes Global Small Cap Fund

Federated Hermes International Equity Fund

Federated Hermes SDG Engagement Equity Fund

Federated Hermes SDG Engagement High Yield Credit Fund

Federated Hermes Unconstrained Credit Fund

Federated International Equity Fund

Federated International Growth Fund

Federated MDT Large Cap Value Fund

Federated Core Trust

Emerging Markets Core Fund

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust III

Federated Project and Trade Finance Core Fund

Federated Equity Funds

Federated Absolute Return Fund

Federated Clover Small Value Fund

Federated Global Strategic Value Dividend Fund

Federated International Strategic Value Dividend Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Equity Income Fund, Inc.

Federated Fixed Income Securities, Inc.

Federated Municipal Ultrashort Fund

Federated Strategic Income Fund

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated High Yield Trust

Federated Equity Advantage Fund

Federated Income Securities Trust

Federated Capital Income Fund

Federated Fixed Income Opportunity Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Muni and Stock Advantage Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Volatility Fund II

Federated Fund for U.S. Government Securities II

Federated Quality Bond Fund II

Federated International Series, Inc.

Federated Global Total Return Bond Fund

Federated Investment Series Funds, Inc.

Federated Bond Fund

Federated MDT Series

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated MDT Small Cap Growth Fund

Federated Managed Pool Series

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated International Dividend Strategy Portfolio

Federated International Bond Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated Municipal Bond Fund, Inc.

Federated Municipal Securities Income Trust

Federated Michigan Intermediate Municipal Trust

Federated Municipal High Yield Advantage Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated World Investment Series, Inc.

Federated Emerging Market Debt Fund

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Intermediate Municipal Trust

Federated Intermediate Municipal Trust